Exhibit 10.2

LEASE

THIS LEASE ("Lease") is entered into as of the 21st day of December 2006, by and between JIM R. SMITH INTEREST ("Landlord") and TMIRS Enterprises, Ltd db/a TaxMasters ("Tenant").

WITNESSETH:

ARTICLE 1
1.01. INTRODUCTORY PROVISIONS AND DEFINITIONS.
The Lease provisions set forth in this Section 1.01 in summary form are solely to facilitate convenient reference by the parties. If there is any conflict between this Section and any other provisions of this Lease, the latter shall control. For purposes of this lease the following terms shall have the meanings set forth opposite the term.

(a)	Project Name and Address:	900 Town & Country Houston, Texas 77024

(b)	Premises	Approximately 14,469 square feet of Rentable Area 13,126 on the fourth (obi) floor and 1,3,43 square feet of rentable area on the third (31 floor collectively referred to as Suite 400.

(c)	Primary Term:	Eighty four (84) months

(d)	Commencement Date:	March 1, 2007

(e)	Expiration Date:	February 28, 2014

(f)	Base Rent	See Exhibit "G" Special Provisions

(g)	Base Operating Expense For the Building	Base Year 2007

(h)	Tenant’s Initial Pro Rata Share:	28,19%

(i)	Security Deposit:	$17,000.00

(j)	Supplements:	Exhibits "A" - "G"

(k)	Permitted Use:	General Office Use

(l)	Guarantor:	TMIRS Enterprises, Ltd, d/b/a TaxMasters

(m)	Broker representative	Ryland Enterprise, Inc. dba Concordis Ryland as Tenant's Moody Rambin Interests as Landlord's representative

(n)	Addresses for Notices:	TO: Tenant TMIRS Enterprises, Ltd db/a TaxMasters 900 Town & Country, Suite 400 Houston, Texas 77024

TO: Landlord MRJO, Inc. (Building Manager) 1455 West Loop South, Suite 700 Houston, Texas 77027

ARTICLE 2

2.01.  PREMISES.
Landlord hereby does lease, let and demise unto Tenant, and Tenant hereby does lease and rent from Landlord, upon and subject to the provisions of this Lease, the Rentable Area of the Premises Building located in the Building located on the tract of land ("Land') situated in Harris County, Texas and more particularly described on EXHIBIT "A" attached hereto and incorporated herein for all purposes (the Building, the Land, the parking areas and garages, and any present or future associated underground or elevated pedestrian tunnels or walkways being hereinafter collectively referred to as the "Project"), TO HAVE AND TO HOLD said Premises for the Term, subject to the provisions of this Lease. Such space so leased to Tenant is herein called the "Premises" and is reflected on the floor plans ("Floor Plans") of the Building attached hereto as EXHIBIT "B". The term "Rentable Area" shall have the meaning set forth in EXHIBIT "C" attached hereto and incorporated herein for all purposes.

2.02.  IMPROVEMENTS BY LANDLORD.
Before the Commencement Date and subject to delays caused by Tenant, Landlord shall substantially complete any leasehold improvements ("Leasehold Improvements") to be constructed or installed by Landlord pursuant to EXHIBIT "D" attached hereto and incorporated herein for all purposes. All installations now or hereafter placed on the Premises in excess of Building Standard items as determined by Landlord and as set forth in EXHIBIT "D" shall be for Tenant's account and at Tenant's cost (and Tenant shall pay ad valorem taxes and increased insurance thereon), which costs shall be payable by Tenant to Landlord as additional rent hereunder promptly upon being invoiced therefore, and failure by Tenant to pay same in full within thirty (30) days shall constitute an event of default by Tenant hereunder giving rise to all remedies available to Landlord under this Lease and at law for non-payment of rent.

ARTICLE 3

3.01. TERM.
Subject to the other provisions hereof, this Lease shall be and continue in full- force and effect for a primary term commencing on the Commencement Date, and expiring on the Expiration Date. Such term, as it may be modified, is herein called the "Term".

3.02. COMMENCEMENT.
Subject to Section 3.04 hereof, if on the Commencement Date any of the work described in EXHIBIT "D" hereto that is required to be performed by Landlord at Landlord's expense has not been substantially completed, or if Landlord is unable to tender possession of the Premises to Tenant on the Commencement Date due to any other reason beyond the reasonable control of Landlord, then the Commencement Date shall be postponed until such work is substantially completed, the Expiration Date shall be extended so that the Term shall continue for the full number of years set forth in Section 3.01 and Landlord shall not be liable for any claims or damages in connection with such failure to complete construction or tender possession.

3.03. LATE POSSESSION,
No delay in the completion of the Premises resulting from delay or failure on the part of Tenant in furnishing information, work or other matters required in EXHIBIT "ID" shall delay the Commencement Date, the Expiration Date or the commencement of installments of Rent.

3.04. EARLY POSSESSION.
If prior to the Commencement Date, Tenant shall enter into possession of all or any part of the Premises, such possession shall be subject to all of the provisions of this Lease, and the Term of the Lease and the payment of all Rent shall commence, with respect to all or such part of the Premises as are so occupied by Tenant, on the date of such entry, and the total amount of all Rent due hereunder shall not be increased accordingly, on a per diem basis, provided that no such early entry shall be permitted without Landlord's prior written consent or operate to change the Expiration Date provided for herein.

3.05. CERTIFICATE OF COMMENCEMENT DATE AND EXPIRATION DATE.
If the Commencement Date or Expiration Date is other than as set forth in Section 3.01 hereof, then upon request by either Landlord or Tenant, both parties shall execute and deliver a certificate setting forth the actual Commencement Date and Expiration Date,

3.06. ACCEPTANCE LETTER.
Before the entry into possession of the Premises by Tenant, Tenant shall furnish to Landlord a letter accepting the condition of the Premises or specifying any area that is not acceptable. If Tenant enters and accepts possession, Tenant shall be deemed to have accepted the condition of the Premises without Landlord having any obligation to do further work.

ARTICLE 4

4.01. BASE RENT.
Tenant, in consideration for this Lease and the leasing of the Premises for the Term, agrees to pay to Landlord without deduction or set-off as rent, the Base Rent, in equal monthly installments for each calendar month during the Term. Base Rent is payable in advance and without demand, on the first day of each calendar month during the Term. If the Commencement Date is other than the first day of a month, Tenant shall be required to pay only a pro rata portion of the monthly installment of Base Rent for the first partial month of the Term for which Base Rent is payable hereunder on the Commencement Date.

4.02. PAYMENT OF RENT.
As used in this Lease, "Rent" shall mean the Base Rent, the Operating Expense reimbursements pursuant to Section 5.01, the parking rent, and all other amounts provided for in this Lease to be paid by Tenant, all of which shall constitute rental in consideration for this Lease and the leasing of the Premises. The Rent shall be paid at the times and in the amounts provided for herein in legal tender of the United States of America to Landlord at the address specified above or to such other person or at such other address as Landlord may from time to time designate in writing. The Rent shall be paid without notice, demand, abatement, deduction, or offset except as may be expressly set forth in this Lease. Landlord shall, at its option, have the right to collect from Tenant, five cents ($.05) for each dollar ($1.00) of each installment of Rent which is not received within five (5) days after its due date for any reason whatsoever (notwithstanding any notice requirement hereunder, if any) and Tenant agrees to pay such amount immediately on demand as liquidated damages to cover the additional costs of collecting and processing such late payments. Any payment which is fess than the amount of Rent then due shall constitute a payment made on account thereof, the parties hereto agreeing that the Landlord's acceptance of that payment shall not alter or impair the Landlord's rights under this Lease to be paid all of such amounts then due, or in other respect. Tenant acknowledges that the late payment by Tenant to Landlord of Rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant,

ARTICLE 5

5.01. OPERATING EXPENSE REIMBURSEMENT.
In the event that Operating Expenses (defined in Section 5.02 hereof) of the Building during any calendar year of the Term shall exceed the Base Operating Expense for the Building, Tenant shall pay to Landlord its proportionate share of the increase in such Operating Expenses over the Base Operating Expense. Tenant's proportionate share of such increase is agreed to be Tenant's Pro Rata Share. On or before the Commencement Date Landlord shall provide to Tenant the Estimated Operating Expense Increase (hereinafter defined) for the calendar year during which the Commencement Date falls. Thereafter, from time to time, Landlord shall provide to Tenant the Estimated Operating Expense Increase (or an amendment thereto) for any year. In addition to the Base Rent, Tenant shall pay in advance on the first day of each calendar month during the Term, installments equal to 1/12th of Tenants Pro Rata Share of the Estimated Operating Expense Increase, except that the first such monthly installment is due upon the Commencement Date. As soon as possible after the comparison year, Landlord shall furnish to Tenant a statement certified by Landlord of the Actual Operating Expense Increase (hereinafter defined) for the immediately preceding calendar year, which statement shall specify the various types of Operating Expenses and set forth Landlord's calculations of Tenants Pro Rata Share of the Actual Operating Expense Increase. If Tenant's Pro Rata Share of the Estimated Operating Expense Increase paid to Landlord during the previous calendar year exceeds Tenant's Pro Rata Share of the Actual Operating Expense Increase, then Landlord shall, at its option, either refund the difference to Tenant at the time Landlord furnishes the statement of the Actual Operating Expense Increase or credit the amount overpaid by Tenant to Tenants Pro Rata Share of the Estimated Operating Expense Increase for the next calendar year. Otherwise, within fifteen (15) days after Landlord furnishes such statement to Tenant, Tenant shall make a lump sum payment to Landlord equal to Tenants Pro Rata Share of the positive difference between the Actual Operating Expense Increase and the Estimated Operating Expense Increase theretofore paid by Tenant.

The "Estimated Operating Expense Increase' shall equal Landlord's estimate of Operating Expenses for the applicable calendar year, less the Base Operating Expense. Landlord's statement of the Estimated Operating Expense Increase shall control for the year specified in such statement and for each succeeding year during the Term until Landlord provides a new statement of the Estimated Operating Expense Increase. The "Actual Operating Expense Increase" shall equal the actual Operating Expenses for the applicable calendar year, less the Base Operating Expense.

5.02. OPERATING EXPENSES.
The term "Operating Expenses" shall mean and include those amounts, expenses, and costs of whatsoever nature that Landlord incurs because of or in connection with the ownership, operation, management, repair, or maintenance of the Project and Landlord's personal property used in connection therewith. Operating Expenses shall be determined on an accrual basis in accordance with generally accepted accounting principles consistently applied and shall include, without limitation, the following:

(a)  Wages, salaries, fees, related taxes, insurance, benefits, and reimbursable expenses of all personnel engaged in operating, repairing, and maintaining the Project and providing traffic control about the Project; provided, however, that if during the Term such personnel are also working on other projects being operated by Landlord, their wages, salaries, fees and related expenses shall be allocated by Landlord in good faith among all of such projects and only that portion of such expenses allocable to the Project shall be included as an "Operating Expense.'

(b)  Cost of all supplies and materials used in operating, repairing, and maintaining the Project.

(c)  Cost of all utilities for the Project, including, without limitation, water, electricity, gas, fuel oil, healing, lighting, air conditioning, and ventilating.

Building during the entire calendar year.

ARTICLE 6

6.01.  USE.
Tenant and its affiliates and subsidiaries shall use and occupy the Premises only for the purpose set forth in Article 1.01 (k), and for no other purposes. Tenant shall not use or permit the Premises to be used for any unlawful purpose or in any unlawful manner, and shall comply with all federal, state, and local governmental laws, ordinances, orders, rules and regulations applicable to the Premises, the Project, and the occupancy thereof and Tenant shall give prompt written notice to Landlord of any notification to Tenant of any claimed violation thereof. Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Project or any of its contents, or cause cancellation of any insurance policy covering the Project or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises and/or Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them. Tenant shall not permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

ARTICLE 7

7.01.  LANDLORD'S SERVICES.
Provided Tenant is not in default hereunder, Landlord shall, at Landlord's expense except as provided to the contrary in this Lease, furnish to Tenant the following services:

(a)      Air conditioning and central heat at such temperatures and in such amounts as are reasonably considered by Landlord to be standard for the Building, during normal business hours for the Building as set forth in the Rules and Regulations as hereinafter defined. Tenant shall have thermostats within the Leased Premises.

(b)      Janitorial services in the Premises and public and exterior portions of the Building for all days, except Saturdays, Sundays and holidays; provided, however, if Tenant's floor covering or other improvements is other than Building Standard, as hereinafter defined, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement therefore by Landlord. Janitorial shall include cleaning of kitchen area, but not dishes, and keeping paper towels in towel holders nightly in employee break areas.

(c)      Hot and cold water at those points of supply provided for general use of other tenants in the Building.

(d)      Normal and customary routine maintenance for all public, structural, and exterior portions of the Project according to Landlord's standards.

(e)      Electric lighting service for all public portions of the Project

(f)      Automatic passenger elevator service at all times for access to and egress from the Premises. Freight elevator service, in common with other tenants, shall be provided during reasonable business hours as prescribed by Landlord, exclusive of Saturdays, Sundays, and holidays.

(g)      All Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and rest room areas and stairwells,

(h)      Electrical facilities to furnish sufficient power for typewriters, calculating machines and other machines of similar low electrical consumption (total electrical power requirement not to exceed one watt per square foot of Rentable Area); but not including electricity required for electronic data processing equipment, special lighting in excess of Building Standard, and any other item of electrical equipment, the electrical power equipment of which (singly) is more than 0.5 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase; and provided that if the installation of said electrical equipment requires additional air conditioning capacity above that provided by the Building Standard system, then the additional air conditioning installation and operating costs will be the obligation of Tenant. Landlord, at its option, may cause a water meter, electric current meter or such similar device to be installed on the Premises so as to measure the amount of water and electric current consumed by Tenant. The cost of any such meters and of the installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay to Landlord, promptly upon demand by Landlord, for all such excess water and electric expense incurred. If a separate meter is not installed or Landlord is prevented from installing a separate meter by operation of law or other cause beyond Landlord's control, such excess costs for such water and electric current will be established by an estimate made by the utility company, electrical engineer, or an independent consultant, which estimate shall be binding on Tenant.

7.02.  ADDITIONAL SERVICE COST.
Tenant shall pay Landlord, upon demand, such additional amounts as are necessary to recover additional costs

(d)  Cost of all maintenance, security, window cleaning, elevator maintenance, landscaping, repair, janitorial, and other similar service agreements for the Project and the equipment and other personal property of Landlord therein and thereon used in connection with the operation, management, repair or maintenance of the Project.

(e)   Cost of all insurance relating to the Project and its occupancy or operations, including but not limited to (i) the cost of rent loss and casualty and liability insurance applicable to the Project or Landlord's personal property used in connection with the operation of the Project, (ii) The cost of business interruption insurance in such amounts as will reimburse Landlord for all losses of earnings and other income attributable to the ownership and operation of the Project, and (iii) the cost of insurance against such perils and occurrences as are commonly insured against by prudent landlords.

(f)All taxes, assessments, and governmental charges and fees of whatsoever nature, whether now existing or subsequently created, attributable to the Project or its occupancy or operation, excluding only federal, state and local income taxes or the state or local equivalent of the federal income tax by whatever name it may be known except the current Texas Franchise Tax of Landlord, and including all such taxes whether assessed to or paid by Landlord or third parties, but excluding such taxes to the extent, if any, that Tenant, any other tenant of the Project, or any other party specifically reimburses Landlord therefore (other than through the payment of Operating Expense reimbursements). Without limiting the generality of the foregoing, if at any time during the term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Project and/or the land and improvements of which the Project is a part, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Operating Expenses" for the purposes hereof.

(g)  Costs of repairs to and maintenance of the Project, excluding any such costs as are paid by the proceeds of insurance, by Tenant, or by other third parties.

(h)  A management fee for management services rendered in connection with the Project.

(i) Amortization of the cost of capital investment items which are installed primarily to reduce Operating Expenses for the benefit of all of the Project's tenants or which may be required by any governmental authority. All such costs, including interest costs, shall be amortized over the reasonable life of the capital investment items, with the reasonable life and amortization schedule being determined by Landlord according to generally accepted accounting principles, but in no event to extend beyond the reasonable life of the Building.

(j) Landlord's central accounting costs, and legal, appraisal, and other such third party fees relating to the operation of the Project.

(k) The fair market rental value of Landlord's and the property manager's offices, if any, in the Building provided the rental area is not in excess of 250 square feet of rental area per person on the property management staff.

Notwithstanding the foregoing provisions of this Section 5.02, "Operating Expenses" shall not include any of the following:

(1)  Costs incurred by Landlord for alterations, additions and replacements which are considered capital expenditures under generally accepted accounting principles, consistently applied, except to the extent provided in Section 5.02(i).

(2)  Any costs or expenditures for which (and to the extent) Landlord is entitled to reimbursement by Tenant (other than pursuant to this Article 5), any other tenant of the Project (other than through the payment of Operating Expense reimbursements), insurance, or condemnation proceeds.

(3)  The cost of preparing, renovating, painting, decorating, or otherwise modifying any part of the Building other than Building Common Areas and Floor Common Areas.

(4)  Leasing commissions, ground rentals (except to the extent the same may be made to pay insurance or taxes), non-cash items (including, without limitation, depreciation, except to the extent provided in Section 5.02(i), and obsolescence), debt service (principal and interest) and other debt costs, and advertising and promotional expenditures.

5.03. PRORATION AND ADJUSTMENT OF OPERATING EXPENSES.
If this Lease commences on other than the first day of a calendar year, or if this Lease expires on other than the last day of a calendar year, then the Operating Expenses for all of such calendar year shall be prorated according to the portion of the Term that occurs during such calendar year. If at any time the Building is not fully occupied or Landlord is not supplying all services to all portions of the Building during an entire calendar year, then Operating Expenses shall be adjusted as though the Building had been fully occupied and Landlord were supplying all services to all portions of the incurred by Landlord in performing or providing non-standard janitorial maintenance, security, or other services or requirements of Tenant or in performing any services (and in paying additional taxes) as to any Non-Building Standard installations in the Premises. Tenant shall pay Landlord, upon demand, reasonable charges for providing off-hour and non-standard air conditioning, heating and electricity; provided, however, that Tenants excessive use or consumption of heating, air conditioning and/or electrical services in violation of Section 7.01 above, without Landlords prior written consent, shall constitute a default under this Lease.

7.03. INTERRUPTION OF SERVICES.
Any failure or defect in Landlord's hereinabove described services shall not be construed as an eviction of Tenant, nor entitle Tenant to any reduction, abatement, offset, or refund of Rent or to any damages from Landlord. Landlord shall not be in breach or default under this Lease, provided Landlord uses reasonable diligence to restore any such failure or defect after Landlord receives written notice thereof.

7.04. KEYS AND LOCKS.
Landlord shall furnish to Tenant fifty (50) keys for each corridor door entering the Premises. Additional keys, after the initial keys, will be furnished at a charge by Landlord on an order signed by Tenant or Tenant's authorized representative. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises without Landlord's permission, and Tenant shall not make, or permit to be made any duplicate keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises, and give to Landlord an explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

7.05.  SIGNS.
Landlord shall provide and install all letters and numerals on entrance doors in or at the Premises, entrance to Tenant suite, the building directory for Tenant and designated affiliates and subsidiaries. All such letters and numerals are to be Building Standard graphics, and no other letters, numbers, or signage shall be used or permitted on the Premises without the prior written consent of Landlord. The Landlord intends to erect a multi-tenant monument sign. Tenant and Tenants subsidiaries and affiliates may place their names on the sign. Tenant agrees to pay for its prorate share of the cost of the sign. In the event a portion of the Tenant Improvement Allowance is unused Tenant may apply the excess Allowance toward Tenants share of the cost of the sign.

ARTICLE 8

8.01. ALTERATIONS.
Tenant shall make no alterations, installations, additions, or improvements in or to the Premises or place signs on the Premises which are visible from outside the Premises, without Landlord's prior written consent. All alterations, installations, additions or improvements, other than moveable furniture and moveable trade fixtures, made by Tenant to the Premises shall remain upon and be surrendered with the Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant's right to possession of the Premises; provided, however, that Landlord may require Tenant, at Tenants cost, to remove any or all of such items that are not Building Standee upon the expiration or termination of this Lease or the termination of Tenant's right to possession of the Premises. All work performed by Tenant with respect to the Premises shall (a) be performed so as not to alter the exterior appearance of the Building, (b) be preformed by a contractor approved in writing by Landlord, (c) be performed so as not to adversely affect the structure or safety of the Building, (d) comply with all building, safety, fire, and other codes and governmental and insurance requirements, (e) be performed so as not to result in any usage in excess of Building Standard of water, electricity, gas, heating, ventilating, or air conditioning (either during or after such work) unless prior written arrangements reasonably satisfactory to Landlord are made with respect thereto, (f) be completed promptly and in a good and workmanlike manner, and (g) be performed in such a manner that no valid mechanic's, materialman's, or other similar liens attached to Tenant's leasehold estate and in no event shall Tenant permit, or be authorized to permit, any such liens (valid or alleged) or other claims to be asserted against Landlord or Landlord's rights, estates, and interests with respect to the Project or this Lease. In all events, Tenant shall not be entitled to perform any work unless and until Tenant has obtained and furnished to Landlord an appropriate workman's compensation policy covering all workmen and a general liability policy naming Landlord as a co-insured with policy limits not less than $1,000,000. Landlord may require, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to the estimated cost of any improvements, additions or alterations in the Premises which have been approved by Landlord.

8.02.  REMOVAL OF TRADE FIXTURES AND PERSONAL PROPERTY.
Tenant agrees to remove all of its trade fixtures, personal property and, at Landlord's request pursuant to Section 8.01, Non-Building Standard items, on or before the date of expiration or termination of the Term, and shall promptly reimburse Landlord for the cost of repairing all damage done to the Premises or the Project by such removal and the cost of restoring the Premises to their original condition, reasonable wear and tear excepted, after such removal.

8.03. REPAIRS BY LANDLORD.
Landlord shall repair and maintain the structural portions of the Project, including the Building Standard plumbing (exclusive of tenant kitchens and coffee bars), air conditioning, heating and electrical systems installed or furnished by Landlord, and all areas of the Project for the common non-exclusive use of all tenants in the Project, unless such maintenance and repairs are caused in part or in whole by the act, neglect, or omission of any duty by the Tenant, its agents, servants, employees or invitees, or unless such maintenance or repairs are otherwise herein provided to be made by Tenant. Landlord shall not be liable for any failure to make such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant and then, only if, after ten (10) days have elapsed, Landlord has failed to commence to make such repairs or maintenance. Landlord shall not be liable for any damages, compensation or claim for loss of the use of the whole or any part of the Premises or Tenant's personal property, or any inconvenience, loss of business, or annoyance arising from any such repair and/or maintenance performed by Landlord hereunder, except for damage resulting from Landlord's gross negligence or willful misconduct. Landlord reserves the right to make such repairs, changes, alterations, additions, or improvements in or to any portion of the Project and the fixtures and equipment thereof as it may deem necessary or desirable.

8.04. REPAIRS BY TENANT.
By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Tenant hereby waives any and all warranties, express or implied, as to the Premises, including, without limitation, the implied warranty of suitability of the Premises for Tenant's intended use. Tenant shall, at Tenant's sole cost and expense, keep the Premises in gOod condition and repair, damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear excepted. Tenant shall, upon the expiration or sooner termination of this Lease, surrender the Premises to the Landlord in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Any injury or damage to the Premises or Project, or the appurtenances or fixtures thereof, caused by or resulting from the act, omission or neglect of Tenant or Tenant's employees, servants, agents, invitees, assignees, or subtenants shall be repaired or replaced by Tenant, or at Landlord's option by Landlord, at the expense of Tenant. If Tenant fails to maintain the Premises or fails to repair or replace any damage to the Premises or Project resulting from the negligence or intentional act of Tenant, its employees, servants, agents, invitees, assignees or subtenants, Landlord may, but shall not be obligated to cause such maintenance, repair or replacement to be done, as Landlord deems necessary, and Tenant shall immediately pay to Landlord all costs related thereto, plus a charge for Landlord's overhead of five (5%) of such cost.

ARTICLE 9

9.01. LANDLORD'S INSURANCE.
Landlord shall insure the Project and shall maintain liability and other insurance in such amounts as may be required by Landlord's mortgagee for the Project or in such greater amounts as Landlord, in its discretion, may deem appropriate. Such insurance shall be for the sole benefit of Landlord and, if required, Landlord's mortgagee.

9.02. TENANTS INSURANCE.
Tenant shall, at Tenant's expense, fully insure its property located in the Premises against fire and other casualty and shall maintain public liability insurance with combined limits of at least $1,000,000. The limits or amounts of said insurance coverage shall not, however, limit the liability of the Tenant hereunder. Tenant shall cause Landlord to be named as an additional insured under such public liability insurance policy and the fire and casualty insurance policy which Tenant is required to maintain with respect to Tenant's property located in the Premises. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, and in such event, premiums and costs thereof shall be reimbursed and paid by Tenant to Landlord on demand by Landlord. Insurance required hereunder shall be with companies rated AAA or better in "Best's Insurance Guide." Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord.

9.03. WAIVER OF SUBROGATION.
Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Premises or the Project, and (b) such party is then covered (or is required to be covered under the foregoing provisions of this Article 9) in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured (or required to be insured) hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of such insurance coverage in place or required to be in place, and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof; provided, however, that such release of liability shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof; provided that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect. Landlord and Tenant shall use their respective best efforts to obtain such a release and waiver of subrogation from their respective insurance carriers and shall immediately notify the other of any failure to obtain or maintain the same.

9.04. WAIVER OF LIABILITY AND INDEMNITY.
Landlord, its agents and employees, shall not be liable for any injury to or death of persons or for any loss of or damage to property of Tenant or of others, regardless of whether such property is entrusted to employees of the Project, or such loss or damage is occasioned by casualty, theft, or any other cause of whatsoever nature, unless caused solely by the willful misconduct or gross negligence of Landlord. In no event shall Landlord be liable as the result of the acts or omissions of Tenant or any other tenant of the Project. All personal property upon the Premises shall be at the risk of Tenant only and Landlord shall not be liable for any damage thereto or theft thereof. Tenant hereby indemnifies and holds Landlord harmless from and against any and all claims arising from Tenant's use of the Premises for the conduct of its business or from any activity, work or other thing done, permitted or suffered by Tenant on or about the Project and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or omission of, or due to the negligence of, the Tenant, or any officer, agent, employee, guest or invitee of Tenant and from and against all costs, attorneys' fees, expenses and liabilities incurred in or related to any such claim or any action or proceeding brought thereon.

ARTICLE 10

10.01. CASUALTY.
If the Premises or Project, or any portion of either, shall be damaged by fire or other casualty covered by the insurance carried by Landlord hereunder, and the cost of repairing such damage shall not be greater than ten percent (10%) of the then full replacement cost thereof, then, subject to the following provisions of this Article, Landlord shall repair the Premises and/or Project. If the Premises or Project shall be damaged (a) by fire or other casualty not covered by insurance carried by Landlord hereunder, (b) by fire or other casualty covered by insurance carried by Landlord hereunder and Landlord's mortgagee requires that such insurance proceeds be used to retire the mortgage debt, or (c) to an extent greater than ten percent (10%) of the then full replacement cost thereof, then Landlord shall have the option to either (i) repair or reconstruct the same to substantially the same condition as immediately prior to such fire or other casualty, or (ii) terminate this Lease by so notifying Tenant within one hundred twenty (120) days after the date of such fire or other casualty, such termination to be effective as of the date of such notice. The Rent required to be paid hereunder shall be abated in proportion to the portions of the Premises, if any, which are rendered untenantable by fire or other casualty hereunder until repairs of the Premises are completed, or if the Premises are not repaired, until the termination date hereunder. Other than such Rent abatement, no damages, compensation or claim shall be payable by Landlord for loss of the use of the whole or any part of the Premises, Tenants personal property, or any inconvenience, loss of business, or annoyance arising from any such repair and reconstruction. If the damage results from default or negligence of Tenant, its agents, employees, licensees or invitees, then Tenant shall not be entitled to any abatement or reduction of any Rent or other sums due hereunder and, if the cost to repair such damage is not fully covered by Landlord's insurance, such damage shall be repaired by Tenant, or at Landlord's option by Landlord, at Tenant's expense (to the extent Landlord is not reimbursed by insurance). If this Lease is terminated as provided in (c)(ii) above, all Rent shall be apportioned and paid up to the termination date. Landlord shall not be required to repair or replace any furniture, furnishings or other personal property which Tenant may be entitled to remove from the Premises or any property constructed and installed by or for Tenant pursuant to Section 8.01 hereof or any installations in excess of Building Standard.

10.02. END OF TERM CASUALTY.
Notwithstanding anything to the contrary in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises or the Project when the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the Term or any extension thereof.

ARTICLE 11

11.01. CONDEMNATION.
If all or substantially all of the Premises be taken by virtue of eminent domain or for any public or quasi-public use or purpose, this Lease and the estate hereby granted shall terminate on the date the condemning authority takes possession. If only a part of the Premises is so taken, or if a portion of the Project not including the Premises is taken, this Lease and the estate hereby granted shall, at the election of Landlord, either (i) terminate on the date the condemning authority takes possession by giving notice thereof to Tenant within thirty (30) days after the date of such taking of possession, or (ii) continue in full force and effect as to that part of the Premises not so taken and the Base Rent shall be reduced (from and after the date of such taking of possession) in the proportion that the number of square feet of the Premises so taken, if any, bears to the total number of square feet contained in the Premises.

11.02. CONDEMNATION AWARD.
Landlord shall be entitled to the whole of any and all awards which may be paid or made in connection with any such taking, except that Tenant shall be entitled to make a separate claim with the condemning authority for (a) any moving expenses incurred by Tenant as a result of such condemnation, and (b) any relocation costs incurred by Tenant.

ARTICLE 12

12.01. ENTRY.
Landlord, its agents, employees, and representatives, shall have the right to enter the Premises at any time upon reasonable notice to Tenant under the circumstances (such notice may be oral and not in compliance with Section 17.05 hereof, but no notice shall be required in the case of routine maintenance or any emergency) for any purpose which Landlord may reasonably deem necessary for the operation and maintenance of the Project, including, without limitation, the exhibiting of the Premises to prospective purchasers, mortgagees, or tenants.

ARTICLE 13

13.01. SUBORDINATION.
This Lease is and shall be subject and subordinate to any and all ground or similar leases affecting the Project, all mortgages which may now or hereafter encumber or affect the Project and to all renewals, modifications, consolidations, replacements and extensions of any such leases and/or mortgages; provided, however, that at the option of any Underlying Party (hereinafter defined), this Lease shall be superior to the lease or mortgage of such Underlying Party. The provisions of this Section 13.01 shall be self-operative and shall require no further consent or agreement requested by any such lessor or mortgagee in connection with this Section 13.01. Tenant shall, however, execute promptly any appropriate certificate or instrument that Landlord may request. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute the same. As used in this Lease, the term "Underlying Party' shall mean the holder of the lessors interest under any ground or similar lease of all or part of the Building and/or the mortgagee or purchaser at foreclosure with respect to any mortgage of all or part of the Building, Tenant agrees that any Underlying Party may unilaterally subordinate its mortgage or lease to this Lease at any time by filing a notice of such subordination in the Official Public Records of Real Property of the county where the Building is located.

13.02. ATTORNMENT.
In the event of the termination of any ground or similar lease affecting the Project or the enforcement by the trustee or the beneficiary under any mortgage or deed of trust of remedies provided by law or by such mortgage or deed of trust, Tenant will, upon request of any person or party succeeding to the interest of Landlord as the result of such termination or enforcement, automatically become the Tenant of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by (a) any payment of Rent for more than one month in advance, or (b) any amendment or modification of this Lease made without the written consent of such trustee or such beneficiary or such successor in interest. Upon request by any such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming the attornment provided for herein.

13.03. QUIET ENJOYMENT.
Tenant, on paying the Rent and keeping and performing the conditions and covenants herein contained, shall and may peaceably and quietly enjoy the Premises for the Term, subject to all applicable laws and ordinances, applicable insurance requirements and regulations, and the provisions of this Lease.

ARTICLE 14

14.01. ASSIGNMENT.
Tenant shall not assign or in any manner transfer this Lease or any estate or interest herein, or sublet the Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Premises without the prior written consent of Landlord. Landlord shall have the option, upon receipt from Tenant of a written request for Landlord's consent to a subletting or assignment, to cancel this Lease as of the date which is thirty (30) days following the receipt by Landlord of the request from Tenant to sublet or assign. The option of Landlord to cancel this Lease, as provided for above, shall be exercised, if at all, within fifteen (15) days following Landlord's receipt of such written notice, by delivering to Tenant written notice of Landlord's intention to exercise the option to so cancel this Lease. if Tenant desires at any time to enter into an assignment of this Lease or a sublease of the Premises or any portion thereof, Tenant shall give written notice to Landlord of its desire to do so, which notice shall contain (a) the name of the proposed assignee or subtenant, (b) the nature of the proposed assignee's or subtenant's business to be carried on in the Premises, (c) the terms and provisions of the proposed assignment or sublease, and (d) resumes, business plans, references, financial information, and other information as Landlord may reasonably request concerning the proposed assignee or subtenant. If Tenant is a corporation, partnership or other entity, and if at any time during the term of this Lease or any renewal or extension hereof, the person or persons who own a majority of either the outstanding voting interest or all outstanding ownership interests of Tenant at the time of execution of this Lease cease to own a majority of such interest (except as a result of transfers by devise or descent), the loss of a majority of such interest shall be deemed an assignment of this Lease by Tenant and therefore subject in all respects to the provisions of this Section 14.01. The previous sentence shall not apply, however, if Tenant is a corporation and at the time of the execution of this Lease the outstanding voting shares of capital stock of Tenant are listed on a recognized security exchange or over the counter market. The use of the Leased Premises by current or future created or acquired affiliates and/or subsidiaries of Tenant shall not be deemed an assignment or sublease, or other form of transfer. Such entities shall not become a party to the agreement unless by written agreement between Landlord and the affiliate or subsidiary.

14.02. CONTINUED LIABILITY.
Tenant shall, despite any permitted assignment or sublease, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any assignee or sublessee without demand upon or proceeding in any way against any other person. Moreover, in the event that the rental due and payable by a sublessee (or a combination of the rental payable under such sublease, plus any bonus or other consideration thereof incident thereto) exceeds the Rent payable under this Lease, or if with respect to a permitted assignment, permitted license, or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be.

14.03. CONSENT.
Consent by Landlord to a particular assignment or sublease shall not be deemed a consent to any other or subsequent transaction. If this Lease is assigned or if the Premises are subleased without the permission of Landlord, then Landlord may nevertheless collect rent from the assignee or sublessee and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of any provision hereof or a release of Tenant from the performance by Tenant of its obligations hereunder.

14.04. TRANSFER BY LANDLORD.
In the event of the transfer and assignment by Landlord of its interest in this Lease and in the Project to a person expressly assuming Landlord's obligations under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

ARTICLE 15

15.01. DEFAULT BY TENANT.
Each of the following shall constitute a "Default" by Tenant:

(a)  The failure of Tenant to pay the Base Rent, any other installment of Rent, or any part thereof when due; or

(b)  Tenant shall fail to fulfill or perform, in whole or in part, any of its obligations under this Lease (other than the payment of Rent) and such failure or non-performance shall continue for a period of fifteen (15) days after written notice thereof has been given by Landlord to Tenant; or

(c)  The entry of a decree or order by a court having jurisdiction adjudging Tenant to be bankrupt or insolvent or approving as properly filed a petition seeking reorganization of Tenant under the National Bankruptcy Act, or any other similar applicable Federal or State law, or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or a trustee or assignee in bankruptcy or insolvency of Tenant or its property or for the winding up or liquidation of its affairs; or Tenant shall institute proceedings to be adjudicated a voluntary bankrupt or shall consent to the filing of any bankruptcy, reorganization, receivership or other proceeding against Tenant, or any such proceedings shall be instituted against Tenant and the same shall not be vacated within ninety (90) days after the same are commenced; or Tenant shall make an assignment for the benefit of Tenant's creditors or admit in writing Tenant's inability to pay the debts of Tenant generally as they may become due; or

(d)  Tenant shall desert or vacate or shall commence to desert or vacate the Premises or any substantial portion of the Premises or shall remove or attempt to remove, without the prior written consent of Landlord, all or a substantial value of Tenant's personal property from the Premises; or

(e)  Tenant shall do or permit to be done anything which creates a lien upon the Premises or any portion of the Project; or

(f)   Tenant shall fail to take possession of the Premises within thirty (30) days after Landlord notifies Tenant that the same are ready for occupancy.

15.02. RIGHTS UPON DEFAULT BY TENANT.
(a) This Lease and the term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever there shall occur any event of Default, as enumerated above, Landlord may, at Landlord's option, without any notice or demand whatsoever (any such notice and demand being expressly waived by Tenant) in addition to any other remedy or right given hereunder or by law or equity do any one or more of the following:

(1)  Terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender possession of the Premises to Landlord;

(2)  Terminate Tenant's right to possession of the Premises under this Lease without terminating the Lease itself, by written notice to Tenant, in which event Tenant shall immediately surrender possession of the Premises to Landlord;

(3)  Enter upon and take possession of the Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated this Lease;

(4) Alter locks and other security devices at the Premises with or without having terminated this Lease or Tenant's right to possession under the Lease;

(5) In the event of any default described in subsection (b) of Section 15.01, Landlord shall have the right to enter upon the Premises without being liable for prosecution or any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

(b)  Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of Default, to the aforesaid exercise of dominion over Tenant's property within the Premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to a judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

(c)  (i) In the event Landlord elects to terminate this Lease by reason of an event of Default, then notwithstanding such termination, the Tenant shall be liable for and shall pay to the Landlord, at the address specified in Section 1.01(a) above, the sum of all Rent accrued to the date of such termination, plus, as damages, (i) the cost of recovering, re-renting and remodeling the Premises and (ii) an amount equal to the total of the Rent provided in this Lease for the remaining portion of the Term of the Lease (had such Term not been terminated by Landlord prior to the Expiration Date stated in Section 3.01), less the reasonable rental value of the Premises for such period, such of count to be discounted to present value at the rate of six percent (6%) per annum (the undersigned parties here stipulating that such reasonable rental shall in no event be deemed to exceed 60% of the present value of the Rent for such period).

(ii) In the event Landlord elects to terminate this Lease by reason of an event of Default, in lieu of exercising the right of Landlord under the preceding subparagraph (I), Landlord may instead hold Tenant liable for all Rent accrued to the date of such termination, plus such Rent as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term measured from the date of such termination by Landlord until the Expiration Date stated in Section 3.01 (had Landlord not elected to terminate the Lease on account of such event of Default) diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Section 15.03 hereof). Actions to collect amounts due by Tenant as provided for in this paragraph may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord's waiting until expiration of such period; and in no event shall Tenant be entitled to any excess of rent obtained by reletting over and above the rent provided for in this Lease. If Landlord elects to exercise the remedy prescribed in this subparagraph (ii), this election shall in no way prejudice Landlord's right at any time thereafter to cancel said election in favor of the remedy prescribed in the foregoing subparagraph (i).

(d) In the event that Landlord elects to repossess the Premises without terminating the Lease, then Tenant shall be liable for and shall pay to Landlord at the address specified in Section 1.01(a) above, all Rent accrued to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of the Term until the Expiration Date of the Term as stated in Section 3.01, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Section 15.03). Actions to collect amounts due by Tenant as provided in this paragraph may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term and in no event shall Tenant be entitled to any excess of any rent obtained by reletting over and above the Rent provided for in this Lease.

(e)  In the event of termination of the Lease or repossession of the Premises for an event of Default, Landlord shall not have any obligation to relet or attempt to relet the Premises, or any portion thereof, or to collect rental after reletting; and in the event of reletting Landlord may relet the whole or any portion of the Premises for any period, to any tenant and for any use and purpose.

(f)  In the event of a Default, Tenant shall in addition to all other sums owed to Landlord, pay to Landlord an amount equal to the dollar amount of all "concessions" provided to Tenant in connection with this Lease, including, but not limited to, rental concessions, above standard tenant improvements, relocation allowances, cash payments, any other unamortized tenant improvements, and the like. The foregoing shall not, however, act to limit in any manner the damages or remedies to which Landlord may be entitled under this Lease or by law, but shall act only as a reimbursement of such concessions as may have been provided to Tenant as an incentive to enter into this Lease.

15.03.  EXPENSE OF REPOSSESSION.
It is further agreed that, in addition to payments required pursuant to Section 15.02 above, Tenant shall compensate Landlord for all expenses incurred by Landlord in repossession (including among other expenses, the total amount of any increase in insurance premiums caused by the vacancy of the Premises), all expenses incurred by Landlord in reletting (including among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), and all losses incurred by Landlord as a direct or indirect result of Tenant's default

15.04.  CUMULATIVE REMEDIES.
Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative and not exclusive of each other.

15.05.  ATTORNEY'S FEES.
If on account of any breach or default by Tenant in its obligations hereunder, Landlord shall employ an attorney to present, enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees incurred by Landlord in such connection.

15.06.  INTEREST.
All late payments of Rent, costs or other amounts due from Tenant under this Lease shall bear interest from the date due until paid at the maximum non-usurious rate of interest at which Tenant may legally contract in Texas.

15.07.  SECURITY DEPOSIT.
Tenant shall deposit with Landlord on the date Tenant receives a fully executed Lease, the Security Deposit to be held by Landlord without interest as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit may be commingled with Landlord's other funds and is not an advance payment of rental or a measure of Landlord's damages in case of Default by Tenant. If the Premises are conveyed by Landlord, the security deposit or any balance thereof may be turned over to Landlord's grantee or assignee, and if the same is turned over, Tenant hereby releases Landlord from any and all liability with respect to the security deposit and its application and Tenant agrees to look solely to such grantee or assignee for such application or return. Upon the occurrence of any event of Default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rents and any other damage, injury, expense or liability caused to Landlord by such event of Default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount If Tenant is not then in Default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant within thirty (30) days following expiration of this Lease (subject to the provisions of Section 14.04 above).

15.08.  LANDLORD'S CONTRACTUAL SECURITY INTEREST.
In addition to the statutory landlord's lien, Tenant hereby grants to Landlord and Landlord shall have at all times, a valid security interest to secure payment of all Rents and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be, situated on the Premises, and all proceeds therefrom, and such property shall not be removed without the written consent of Landlord. Landlord shall have the rights and remedies of a secured party as set forth in the Texas Uniform Commercial Code. Upon the occurrence of an event of Default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law.

Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least seven (7) days before the time of sale. Any sale made pursuant to the provision of the paragraph shall be deemed to have been a public sale conducted in commercially reasonable manner if held on the Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant or as otherwise required by law; the Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provision of the Uniform Commercial Code (or corresponding state statute or statutes) in force in the State in which the property is located, as well as any other state laws of which Landlord may at any time consider to be applicable. Landlord and Tenant agree that a carbon, photographic or other reproduction of this Lease is sufficient as, and may be filed as, a financing statement.

15.09.  USE AND STORAGE OF PERSONAL PROPERTY.
In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant, at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and place same in storage at any premises within the county where the Building is located, including premises owned by Landlord or an affiliate of Landlord; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage and shall indemnify and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument copy or Tenant's (or Tenant's predecessor's) signature thereon and without the necessity of Landlord's making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

15.10.  DEFAULT BY LANDLORD.
In the event of a default or breach by Landlord under this Lease, then Tenant shall be entitled to such rights and remedies as may be available to Tenant at law or in equity.

ARTICLE 16

16.01.  HAZARDOUS WASTE.
Tenant hereby represents and warrants to Landlord the following:

(a) Tenant shall not cause or permit any Hazardous Substances to be used, stored, generated, or disposed of on, in or about the Premises by Tenant, Tenant's agents, employees, contractors, or invitees without first obtaining Landlord's written consent. If Hazardous Substances are used, stored, generated, or disposed of on, in or about the Premises, or if the Premises become contaminated in any manner, Tenant shall indemnify and hold harmless the Landlord (and its agents and employees) for any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the premises or the land or building of which they are a part, damages caused by loss or restriction of rentable or usable space, damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant, and expert fees) arising during or after the Lease Term and arising as a result of any use, storage, generation or disposal of any Hazardous Substance or any contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. If the Tenant causes or permits the presence of any Hazardous Substance on the Premises that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance on the Premises. Tenant shall first obtain Landlord's approval for any such remedial action.

(b) As used herein, "Hazardous Substance" means any substance that is toxic, ignitable, reactive, or corrosive regardless whether same is regulated by any local government, the State of Texas, or the United States Government, "Hazardous Substance" includes, but is not limited to any toxic or hazardous substance and any and all material or substances that are defined as "hazardous waste," "extremely hazardous waste," or a "hazardous substance' pursuant to state, federal or local governmental law. "Hazardous Substance" includes but is not restricted to asbestos, polychlorobiphenyls ("PCBs"), petroleum and petroleum products.

16.02.  ASBESTOS DISCLOSURE: The Building was constructed prior to January 1, 1981. Under the Occupational Exposure to Asbestos Rule ("Rule") [59 Fed.Reg. 40963 (Aug. 10, 1994)] promulgated by the U.S. Occupational Health and Safety Administration ("OSHA"), every building constructed prior to 1981 is presumed to have asbestos-containing materials ("ACM") in the building. In addition to the presumption set out in the Rule, Landlord has obtained an environmental site assessment ("Report") with respect to the Building that notes the existence and location of ACM in the Building.

The Report indicates certain activities that reasonably would be expected to cause a release of asbestos fibers and should be avoided. Those activities include, but are not limited to, (i) cutting or drilling into the ACM; (ii) attaching anything to the ACM with nails or pins; (iii) sanding or moving the ACM; or (iv) bumping into or rubbing against ACM.

ARTICLE 17

17.01.  SUBSTITUTE PREMISES.
INTENTIONALLY DELETED

17.02.  ESTOPPEL LETTERS.
Tenant will, at such time or times as Landlord may request, execute and acknowledge a certificate stating whether this Lease is in full force and effect, whether any amendments or modifications exist, whether there are any defaults hereunder, and containing such other related information as may be reasonably requested.

17.03.  HOLDOVER.
if Tenant shall remain in possession of the Premises after the expiration or earlier termination of this Lease, Tenant shall pay as rent an amount equal to two hundred percent (200%) of the daily rental rate prevailing on the date of such termination or expiration (computed on the basis of a thirty (30) day month). The remaining in possession by Tenant or the acceptance by Landlord of the payment of said rent shall not be construed as an extension or renewal of this Lease. The rental payable to Landlord under this Section shall not be deemed to be in lieu of any damages or other remedy to which Landlord may be entitled by virtue of Tenant's holding over.

17.04.  SURRENDER.
Upon the expiration or earlier termination of the Lease, Tenant shall peacefully quit and surrender the Premises in broom clean condition and in good order and condition, excepting ordinary wear and tear, but subject to Sections 8.01 and 8.02 hereof. Tenant shall also cause all exposed electrical wires, plumbing, and utilities to be capped.

17.05.  NOTICE.
Except as otherwise herein provided, any statement, notice, or other communication which Landlord or Tenant may desire or be required to give to the other shall be in writing and shall be deemed properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person or by courier to the intended addressee. Notice so mailed shall be effective upon the expiration of three (3) business days after its deposit. Notice given in any other manner shall be effective only if and when received by the addressee.  For purposes of notice, the addresses of the parties shall be as set forth in the opening provisions of this Lease and/or Section 1.01 hereof. Either party shall have the right to change its address for notice hereunder to any other location within the United States by the giving of thirty (30) days' notice to the other party in the manner set forth hereinabove.

17.06.  RULES AND REGULATIONS.
Tenant, as well as any assignee or sublessee approved by Landlord, will comply with the rules of the Project adopted by Landlord, which are set forth in EXHIBIT"F" attached hereto and made a part hereof for all purposes. Landlord shall have the right to change such Rules and Regulations or to amend them in any reasonable manner for the safety, care and cleanliness of the Project, and the Premises, and for preservation of good order therein, all of which changes and amendments will be sent by Landlord to Tenant in writing and shall be thereafter binding upon, carried out and observed by Tenant Tenant shall further be responsible for the compliance with such Rules and Regulations by the employees, servants, agents and invitees of Tenant

17.07.  LANDLORD'S LIABILITY.
Tenant specifically agrees to look solely to Landlord's interest in the Project for the recovery of any judgment from Landlord, it being agreed that Landlord shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any other action not involving the personal liability of Landlord to respond in monetary damages from assets other than Landlord's interest in the Project or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

17.08.  INABILITY TO PERFORM.
If, by reason of inability reasonably to obtain and utilize labor, materials, equipment, or supplies, or by reason of circumstances directly or indirectly the result of any state of war or national or local emergency, or by reason of any laws, rules, orders, regulations, action, non-action, or requirements of any governmental authority now or hereafter in force, or by reason of strikes or riots, or by reason of accidents in, damage to, or the making of repairs, replacements, or improvements to the Project or the Premises, or any of the equipment of either, or by the reason of any other cause beyond the reasonable control of Landlord, Landlord shall be unable to perform or shall be delayed in the performance of any obligation hereunder, then this Lease and the obligation of Tenant to pay the Base Rent or additional items of Rent and to perform and comply with all of the other covenants and agreements hereunder shall in no way be affected or impaired except as otherwise expressly provided for in this Lease, and such nonperformance or delay in performance by Landlord shall not give rise to any claim against Landlord for damages or constitute a total or partial eviction, constructive or otherwise. Landlord shall exercise due diligence in undertaking to remedy such inability to perform or delay in performance with all reasonable dispatch, but shall not be required to adjust a labor dispute against its will.

17.09.  TENANT AUTHORIZATION.
If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant is a duly organized and existing corporation, that Tenant has and is qualified to do business in Texas, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant is a general partnership, limited partnership, trust, or other legal entity, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute this Lease on behalf of such entity and in accordance with such entity's governing instruments, and that this Lease is binding upon such entity. Upon the Landlord's request, Tenant shall furnish Landlord with proper proof of due authorization for Tenant's execution of this Lease as Landlord shall require.

17.10.  BROKER.
Tenant and Landlord each represents and warrants to the other that Tenant and Landlord, respectively, have dealt with, and only with, Brokers stated in 1.01.m as real estate broker in connection with this Lease, and that, insofar as Tenant and Landlord, respectively, knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith and Tenant and Landlord, respectively, shall indemnify and hold harmless the other from and against all claims (and costs of defending against and such claims) of any broker or similar parties claiming by, through, or under Tenant and Landlord, respectively, in connection with this Lease.

17.11.  MEMORANDUM OF LEASE.
Without the prior written consent of Landlord (which may be granted or withheld in Landlord's sole discretion), Tenant shall not record this Lease or a memorandum or other instrument with respect to this Lease.

17.12.  PARKING.
Tenant shall be permitted to use, on a non-exclusive basis certain parking spaces during the Term as more fully provided for in EXHIBIT "E hereto. Use of the parking spaces is subject to such rules and regulations governing the use as Landlord may from time to time prescribe, including the designation of specific areas in which automobiles owned by Tenant, its employees, agents and invitees shall be part. Tenant shall furnish to Landlord upon request a complete list of license numbers and physical description of all automobiles operated by Tenant, its employees and agents.

17.13.  TAXES ON TENANT'S PROPERTY.
Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant on the Premises if such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same, or if the assessed value of the Project is increased by the inclusion of personal property, furniture or fixtures, placed by Tenant on the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand, that part of such taxes for which Tenant is primarily liable hereunder, together with interest thereon until paid at the rate set forth in Section 15.06 hereof.

17.14.  LANDLORD'S RIGHTS IN EVENT OF NON.RENEWAL.
During the last ninety days of the original term or of any renewal term, should Tenant not elect to renew the term as provided herein, Landlord or any person authorized by Landlord may during normal business hours, exhibit the same to prospective tenants, and place in or about the Premises at such places as may be determined by Landlord and Tenant, "For Rent' signs or notices. Such entry or actions permitted herein shall not constitute eviction of Tenant.

Landlord shall ensure the quiet enjoyment of the premises is maintained for Tenant during the exhibition of the premises. Landlord will assure that prospective tenants are properly escorted to ensure adequate protection and security of the property of Tenant during any exhibition of the premises. Due to the sensitive nature of Tenants business involving the legal and tax records of clients of Tenant, Landlord agrees that Tenant may refuse to allow exhibition of certain areas containing sensitive client data unless Tenant is provided with two (2) business days notice of time and date of desired exhibition.

17.15.  JOINT AND SEVERAL LIABILITY.
If there is more than one tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of the obligations hereunder imposed upon Tenant, there shall be a joint and several obligation of Tenant and such guarantor, and Landlord may not first proceed against Tenant before proceeding against such guarantor, nor shall any such guarantor be released from its guaranty for any reason whatsoever.

17.16.  ACCEPTANCE BY LANDLORD.
The acceptance by Landlord as evidenced by the execution of this Lease by its duly authorized representative is subject to the condition precedent of obtaining written approval of the terms and provisions of this Lease by any financial institution possessing the right to approve the form and content of each lease at the Building. In the event Landlord is unable to obtain the required written approval from any financial institution, this Lease shall become null and void ab initio and shall have no further legal force and effect.

17.17.  TIME OF ESSENCE.
Time is of the essence of this Lease and all of its provisions in which performance is a factor.

17.18.  ENTIRE AGREEMENT.
This Lease, including EXHIBITS "A" through "F" and Supplements, if any, attached hereto (which Exhibits are hereby incorporated herein and shall constitute a portion hereof), contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof.

17.19.  AMENDMENT.
Any agreement hereafter made between Landlord and Tenant shall be ineffective to modify, release or otherwise affect this Lease, in whole or in part, unless such agreement is in writing and signed by the party to be bound thereby.

17.20.  SEVERABILITY.
If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable by a final judgment of a court of competent jurisdiction, the remainder of this Lease shall not be affected thereby.

17.21.  SUCCESSORS.
Subject to the limitations and conditions set forth elsewhere herein, this Lease shall bind and inure to the benefit of the respective heirs, legal representatives, successors, and assigns of the parties hereto. All rights, powers, privileges, immunities, and dutieecif Landlord under this Lease, including, but not limited to, any notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord's option, be exercised or performed by Landlord's agent or attorney.

17.22. CAPTIONS.
The captions in this Lease are inserted only as a matter of convenience and for reference only and they in no way define, limit, or describe the scope of this Lease or the intent of any provisions hereof,

17.23. NUMBER AND GENDER.
All genders used in this Lease shall include the other genders, the singular shall include the plural, and the plural shall include the singular, whenever and as often as may be appropriate.

17.24. GOVERNING LAW.
This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

17.25.
Although Landlord and Tenant acknowledge that certain terms of this Lease may be disclosed to certain persons such as the parties' attorneys, architects, designers, space planners, contractors, brokers and other necessary persons as contemplated in this Lease (collectively, the "Necessary Parties"), Landlord and Tenant agree to keep the terms hereof confidential and to restrict, to the maximum extent reasonably possible, access to and knowledge of such terms. Specifically, and not by way of limitation of the foregoing, Landlord and Tenant each agree not to disclose the terms hereof to any other tenants in the Building, any real estate brokers or agents, or any competitors of Landlord or Tenant Landlord and Tenant each agree to obtain a written agreement to abide by the terms of this Section from each necessary Party to whom the terms of this Lease are disclosed, prior to such disclosure.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

LANDLORD	TENANT
JIM R. SMITH INTEREST	TM1RS Enterprises, Ltd db/a TaxMasters

Signature Patrick Cox President

GUARANTY OF LEASE

FOR VALUE RECEIVED, and in consideration for, and as an inducement for JIM R. SMITH INTEREST enter into a lease (the lease") as landlord' with TMIRS Enterprises, Ltd db/a TaxMasters as "Tenant," the undersigned unconditionally guarantees to Landlord the full and timely performance and observance of all the covenants, conditions and agreements therein provided to be performed and observed by Tenant and expressly agrees that the validity of this Guaranty of Lease and the obligations of the undersigned hereunder shall in no wise be terminated, affected or impaired by reason of any forbearance, settlements or compromises between Landlord and Tenant or the invalidity of the Lease for any reason whatsoever or by the relief of Tenant from any of Tenants obligations under the Lease by operation of law or otherwise, including, without limitation of the generality of the foregoing, the rejection of or assignment of the Lease in connection with proceedings under any bankruptcy laws now in effect or hereafter enacted.

The undersigned further covenants and agrees that this Guaranty of Lease shall be and remain in full force and effect as to any renewal, modification or extension, whether or not known to or approved by the undersigned and that no subletting, assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the undersigned hereunder. In the event of any termination of the Lease by Landlord, the undersigned's liability hereunder shall not be terminated, but the undersigned shall be and remain liable for all damages, costs, expenses and other claims which may arise under the Lease. If the undersigned shall, directly or indirectly, advance any sums to the Tenant, such sums and indebtedness shall be subordinate in all respects to the amounts then and thereafter due and owing by the Tenant under the Lease.

Wherever reference is made to the liability of Tenant in the Lease, such reference shall be deemed likewise to refer to the undersigned, jointly and severally, with Tenant. The liability of the undersigned for the obligations of the Lease shall be primary. In any right of action which shall accrue to Landlord under the Lease, Landlord may, at Landlord's option, proceed against the undersigned and/or Tenant, jointly and severally, and may proceed against the undersigned without having demanded performance of, commenced any action against or having obtained any judgment against Tenant. The undersigned hereby waives any obligation on the part of Landlord to enforce the terms of the Lease against Tenant as a condition to Landlord's right to proceed against (i) notice of acceptance of this Guaranty of Lease and of presentment, demand and protest; (ii) notice of any default hereunder or under the Lease and of all indulgences; (iii) demand for observance or performance of, or enforcement of, any terms or provisions of this Guaranty of Lease or the Lease; and (iv) all other notices and demands otherwise required by law which the undersigned may lawfully waive. The undersigned agrees that in the event this Guaranty of Lease shall be enforced by suit or otherwise, the undersigned will reimburse the Landlord, upon demand, for all expenses incurred in connection therewith, including, without limitation, reasonable attorney's fees.

Failure of Landlord to insist upon performance or observance of any of the terms, provisions or covenants of the foregoing Lease or to the exercise of any right therein contained shall not be construed as a waiver or relinquishment for the future of any such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent with knowledge of the breach of any provision of the foregoing Lease shall not be deemed a waiver of such breach.

The undersigned hereby waives, to the maximum extent permitted by law, all defenses available to a surety, whether the waiver is specifically herein enumerated or not

It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the Landlord, and shall be binding upon the successors and assigns of the undersigned.

In the event more than one person or entity execute this Guaranty of Lease, the liability of such signatories hereby shall be joint and several.

This Guaranty of Lease shall be governed by the laws of the State of Texas, and shall be performed in all respects in Harris County, Texas.

EXECUTED as of the 21st day of December, 2006

By: TMIRS Enterprises, Ltd db/a TaxMasters

by: /s/ Patrick Cox
Signature

by: Patrick Cox
Printed Name

its: President
Title

LIST OF EXHIBITS

Exhibit "A" - Land
Exhibit "B" - Floor Plans
Exhibit "C" - Definition of Rentable Area
Exhibit "D" - Leasehold Improvements
Exhibit "E" - Parking
Exhibit "F" - Rules and Regulations
Exhibit "G" - Special Provisions

EXHIBIT "A"

LAND

METES AND BOUNDS DESCRIPTION

2.1104 ACRES OF LAND OUT OF THE

GEORGE BELLOWS SURVEY, ABSTRACT 3

HOUSTON, TEXAS

2.1104 acres (91.927 square feet) of land, being all that certain tract described in a deed from Town & Country Financial Corporation to Town & Country Bank, Dated December 11, 1974, recorded in Clerks File (C.F.) G365463, (C.F.) Official records of Harris County, Texas (H.C.O.P.R.R.P.), and a deed from Town & Country Office Park Joint Venture to Town and Country Bank. dated December 6, 1979, recorded in Clerks File 0350693, H.C.O.P.R.R.P, out of the George Bellows Survey, Abstract 3. Houston, Harris County, Texas. and being more particularly described by metes and bounds as follows;
BEGINNING at a chiseled "X" in concrete set at the intersection of the west line of Town and Country Boulevard (60 feet wide), as described in a deed from Town & County Office Park Joint Venture to the City of Houston, dated September 2, 1971, recorded in C.F.1)416796, H.C.O.P.R,R.P., with the north line of Town and Country Lane (60 feet wide), as dedicated by the subdivision plat of Town & Country Extension, recorded in Volume 166, Page 35, Harris County Map Records (H.C.M.R.) and the southeast corner hereof;

THENCE, N 00° 23' 00"W, a distance of 295.86 feet, along the west line of Town and Country Boulevard, to a 5/8 inch iron rod found, as called, for the northwest corner hereof and the southwest cornet of a called 2.1678 acre tract described in a deed from Creole Stewart & Stevenson Realty Corporation, dared September 12, 1995, recorded in C.F. R 741676, H.C.O.P.R.R.P

THENCE, N 89° 37' 00" E, a distance of 310.24 feet, leaving the west line of Town & Country Boulevard to a 5/8 inch iron rod set for the northeast corner hereof and the southeast corner of said Stewart & Stevenson tract in the west line of Unrestricted reserve "A", called 3.8581 acres, as decried in the plat of BED, Bath & Beyond, as recorded in Volume'364, page 98, 1- 1.

THENCE, S 00° 34' 00" E, a distance of 295.86 feet, to a 1 — V: inch iron pipe found in the north line of Town & Country Lane for the southeast corner hereof and the southwest corner of said reserve "A";

Thence, S 89° 37' 00" W, a distance of 311.19 feet, along the north line of Town and Country Lane to the POINT OF BEGINNING, delineating and encompassing within the metes recited 2.1104 acres (91,927 square feet) of land, more or less, based on the Land Title Survey and plat made by Thompson Surveying Company, Houston, Texas on April 16, 1998.

EXHIBIT "B"

FLOOR PLANS

EXHIBIT "C"

RENTABLE AREA

The term "Rentable Area shall mean the area or areas determined, in square feet, as follows: (i) the Rentable Area on a single-tenant floor shall be (a)the entire area bounded by the inside face of glass panes that are part of the exterior walls of the Building, excluding only the area contained within the same (measured from the mid-point of dividing walls) used for the Building Common Areas (hereinafter defined) located on such floor, Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks, and pipe shafts, but including all other areas on such floor, plus (b) a pro-rata part of Building Common Areas, and (ii) the Rentable Area for a multi-tenant floor shall be (a) the entire area bounded by the inside face of glass panes that are part of exterior walls of the Building, the exterior face of any partitions that separate the Premises from Floor Common Areas (hereinafter defined) and the mid-point of partitions that separate the Premises from adjoining tenant spaces, plus (b) a pro-rata share of Floor Common Areas and Building Common Areas. The term "Common Areas" as used herein shall mean all Building corridors, lobbies, rest rooms, janitor closets, vending rooms, telephone rooms, mechanical rooms, electrical rooms, and other areas not for the exclusive use of any particular tenant, The term "Floor Common Areas" shall mean all Common Areas on a floor except those Common Areas, if any, that are primarily for the benefit of more than one floor, such as elevator mechanical rooms and Building lobbies. The term "Building Common Areas" shall mean all Common Areas that are not Floor Common Areas. No deductions from Rentable Area shall be made for columns or other structural portions or projections necessary to the Building. Notwithstanding the foregoing, for purposes of this lease the term Rentable Area shall be deemed to be 14,469 square feet.

EXHIBIT "D"
LEASEHOLD IMPROVEMENTS

ARTICLE 1
DEFINITIONS

These terms defined in Article 1 of this Exhibit "ID", for all purposes of this Exhibit "D", shall have the meaning herein specified, and, in addition to the terms defined herein, the definitions otherwise in the Lease to which this Exhibit "D" is attached shall also apply to this Exhibit "D".

1.01 "Building Standard" means the quantity or quality of materials, finishes, and workmanship from time to time specified by Landlord as being standard for office space in the Building.

1.02 'Landlord's Work' means the Building Standard items which are supplied, installed and finished by Landlord, according to the Building Standard specifications, and which shall be paid for by Landlord as provided for below.

1.03 "Tenants Work" means the items which are supplied, installed, and fumished by Landlord on behalf of Tenant, as provided for hereinbelow, which exceed Building Standard specifications in terms of quality as described in Landlord's Work, which shall be paid for by Tenant as provided for below.

1.04 "Landlord's Contractor" means the person or firm from time to time selected by Landlord to construct and install the Leasehold Improvements (as defined below) in the Premises.

1.05 "Non-Building Standard' means all materials, finishes, and workmanship used in connection with the construction and installation of the Leasehold Improvements which exceed or deviate from Building Standard in terms of quantity or quality (or both).

1.06 "Leasehold Improvements" shall mean the aggregate of the Landlord's Work and Tenant's Work.

1.07 "Landlord's Designer" shall mean the architect or space planner engaged by Landlord to prepare the plans and specifications for the Leasehold Improvements as contemplated by Article 2 hereof.

1.08 "Tenants Designer shall mean an architect or space planner selected by Tenant and reasonably approved by Landlord.

1.09 "Landlord's Engineer shall mean the person or firm hired by Landlord to provide the mechanical, electrical and plumbing drawings and services.

1.10 "Construction Documents" shall mean the final architectural, mechanical and electrical construction plans, detailed specifications and finish schedules.

ARTICLE 2

COMPLETION OF PREMISES

2.01 Within ten (10) working days after the execution of this Lease, Tenant, at Tenants expense, shall provide Landlord with sufficient instructions and information to enable Landlord's Designer to prepare and complete the plans and specifications for the Leasehold Improvements. Such plans and specifications shall be prepared by Landlord's Designer and submitted to Tenant, for Tenants approval. Within ten (10) working days after Tenants receipt of such plans, specifications and cost estimate, Tenant shall notify Landlord in writing as to whether Tenant approves or disapproves same. Tenant will be allowed three (3) revisions of such plans and specifications. Any additional revisions will be at the sole expense of Tenant. Upon Tenant's approval, Landlord's Designer and Engineer will prepare all Construction Documents necessary for construction of the Leasehold Improvements. If Tenant fails to expressly disapprove such plans, specifications and cost estimate within this ten (10) working day period, then Landlord shall be authorized to proceed thereon. The cost of all plans, specifications and Construction Documents for Building Standard Leasehold Improvements shall be borne and paid by Landlord. All plans, specifications and Construction Documents for Non-Building Standard Leasehold Improvements shalt be borne and paid for by Tenant, unless specified to the contrary in the Lease.

2.02 Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in the construction and installation of the Leasehold Improvements shall be carried out by Landlord's Contractor under the sole direction of Landlord. Tenant shall cooperate with Landlord's Contractor under the sole direction of Landlord's Designer to promote the efficient and expeditious completion of such work. Tenant agrees to pay Landlord, promptly upon being billed therefore, the cost (labor and material) of all Tenants Work, together with a fee to Landlord of fifteen percent (15%) of such cost as compensation for Landlord's supervision of the construction and installation of Tenants Work. Landlord at its option may require Tenant to make an advance payment of fifty percent (50%) of the estimated cost of Tenants

Work prior to commencement of such work, and shall have the right to submit interim statements of cost incurred in connection with Tenants Work which shall be paid by Tenant to Landlord within ten (10) working days after receipt thereof. Tenant agrees that if Tenant fails to make any such payment when due, Landlord shall (in addition to all other remedies) have the same rights as in the event of default of payment of Rent under this Lease.

2.03 If there are any changes in the Leasehold Improvements caused by Tenant from the work as reflected in the Construction Documents, each such change must receive the prior written approval of Landlord, and, in the event of any such approved change in the Construction Documents, Tenant shall, at Tenant's expense, upon completion of Tenants Work, furnish Landlord with accurate "as built" reproducible mylar plans of Tenants Work as constructed, which plans shall be incorporated into this Exhibit "D" by this reference for all intents and purposes.

2.04 Under no circumstances whatsoever will Tenant, or Tenants authorized representative, ever alter or modify or in any manner disturb any central system or installation of the Building, including, but not limited to, exterior building, central plumbing system, central fire protection and fire alert systems, central building maintenance systems, central structural systems, elevators, and anything located within the central core of the Building. Only with Landlord's express written permission and under direct supervision of Landlord or Landlord's authorized representative shall Tenant or Tenants authorized representative alter or modify or in any manner disturb any branch of any system or installation of the Building which is located within the Premises, including, but not limited to, branch electrical, heating, ventilating and air conditioning systems, and branch fire protection and alert systems. For the purposes of this Section 2.04, "central" shall be defined as that portion of any Building system or component which is within the core and/or common to and/or serves or exists for the benefit of other tenants in the Building; and "branch" shall be defined as that portion of any Building System or component which serves to connect or extend central systems into the Premises.

2.05 Landlord shall have no obligation to commence installation of any of the Leasehold Improvements in the Premises until (a) Tenant shall have approved the plans and specifications for such work as required by Section 2.01 hereof and (b) Landlord shall have received any advance payment required by Landlord under Section 2.02 of this Exhibit "D".

ARTICLE 3
LANDLORD'S WORK

Landlord agrees to provide, at Landlord's sole cost and expense, the following items. No credit shall be allowed for Building Standard items not used. Remodel restrooms on fourth (4th) floor and to meet ADA requirements. Replace ceiling tiles throughout the fourth (4W) floor. Landlord shall replace 2x4 light fixtures on the fourth (4th) floor as needed to meet current fire codes.

ARTICLE 4
TENANTS WORK

4.01 Any Non-Building Standard Leasehold Improvements to be constructed in the Premises shall be constructed by Landlolt at Tenant's cost, provided, however, all such improvements shall be expressly subject to review and approval by Landlord. Prior to the commencement of construction of such additional improvements, Landlord shall submit to Tenant Landlord's written estimate of the cost of constructing such Non-Building Standard Leasehold Improvements, including the cost of preparing detailed plans and specifications for the Premises. Tenant covenants and agrees to promptly furnish to Landlord all information necessary for Landlord's written estimate of the cost of such work described above.

ARTICLE 5
TENANT DELAY

The following shall be considered delays caused by Tenant:

A.        Tenant's failure to submit and approve all information, plans and specifications as required by Section 2.01 of this Exhibit "D".
B.         Tenant's changes in any plans and specifications involving long lead time items;
C.         Tenant's request for materials, finishes, or installations other than Building Standard after the submission of construction drawings; or
D.         Tenants disapproval, or failure to approve, Landlord's cost estimate of Tenants Work as required by Section 2.01 of this Exhibit "V within the time periods set forth therein.

  EXHIBIT "E"
PARKING

1.        At the beginning of the original Term of this Lease, Landlord shall make available to Tenant forty nine (49) unreserved parking spaces six (6) of which shall be reserved in the area designated for parking on the Land.

2.        Tenant shall pay Landlord (or agent designed by Landlord) as monthly rent $0.00. The Parking Rent shall be payable in accordance with the policies established by Landlord (or its agent) from time to time for payment of Parking Rent. Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys' fees and court costs) arising or alleged to arise out of Tenants use of any such parking spaces. Tenant shall have no further rights to (a) any parking permit not taken at the beginning of the original Term or (b) any parking permit taken at the beginning of the original Term and thereafter released by Tenant or terminated by Landlord for failure to pay parking rent or to comply with the other terms and conditions for the leasing of such parking permit imposed by Landlord. Upon the termination of this Lease, Tenant's rights to the parking permit then being leased to Tenant hereunder shall terminate. In the event any of the above parking spaces are or become unavailable at any time or from time to time throughout the Term, whether due to casualty or any other cause, the Lease shall continue in full force and effect, and Tenants sole remedy shall be an abatement of Parking Rent for those parking spaces rendered unavailable, which abatement shall continue until such time as said parking spaces, or substitutes therefore, again become available, it being expressly agreed and understood that Landlord shall have no duty to provide substitute parking spaces for those spaces rendered unavailable,

3. Tenant agrees to comply with all reasonable rules and regulations now or hereafter established by Landlord relating to the use of the parking facilities by contract parking patrons. A condition of any parking shall be compliance by the parking patron with the rules and regulations, including any sticker or other identification system established by Landlord. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates the rules to park in the designated parking area, and any violation of the rules shall subject the car to removal.

RULES AND REGULATIONS

1.      Cars must be parked entirely within the stall lines painted on the floor.
2.      All directional signs and arrows must be observed.
3.      The speed limit shall be 5 miles per hour.
4.      Parking is prohibited:
(a)       in areas not striped for parking
(b)       in aisles
(c)       where no parking" signs are posted
(d)       in cross hatched areas
(e)       in such other areas as may be designated by Landlord or Landlord's agent(s).
5.     Parting stickers or any other device or form of identification supplied by Landlord shall remain the property of the Landlord and shall not be transferable. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker.
6.     Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.
7.     Every parker is required to park and lock his own car. All responsibility for damage to cars or persons is assumed by the parker.
8.     No intermediate or full size cars shall be parked in parking spaces limited to compact cars.
9.     All motorcycles/motorized bicycles are to be parked in the designated motorcycle area, and will be removed from the property if not in the designated area.

Failure to promptly pay the rent required hereunder or persistent failure on the part of Tenant or Tenants designated packers to observe the rules and regulations above shall give Landlord the right to terminate Lessee's right to use the parking structure. No such termination shall create any liability on Landlord or be deemed to interfere with Tenants right to quiet possession of the Premises.

EXHIBIT "F"
RULES AND REGULATIONS

1.        The sidewalks, walks, plaza entries, conidors, concourses, ramps, staircases, escalators and elevators of the Project shall not be obstructed or used by Tenant, or the employees, agents, servants, visitors or licensees of Tenant for any purpose other than ingress and egress to and from the Premises. No bicycle or motorcycle shall be brought into the Building or kept on the Premises without the prior written consent of Landlord.

2.        No freight, furniture or bulky matter of any description will be received into the Project or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord, and then only upon having been scheduled in advance. Any hand trucks, carryalls, or similar equipment used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

3.        Landlord shall have the right to prescribe the weight, position and manner of installation of safes or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner which shall insure satisfactory weight distribution. All damage done to the Project by reason of a safe or any other article of Tenant's office equipment being on the Premises shall be repaired at the expense of Tenant. The time, routing and manner of moving safes or other heavy equipment shall be subject to prior approval by Landlord.

4.        Only persons authorized by Landlord will be permitted to furnish newspapers, ice, drinking water, towels, barbering, shoe shining, janitorial services, floor polishing and other similar services and concessions to Tenant, and only at hours and under regulations fixed by Landlord. Tenant shall use no other method of heating or cooling than that supplied by Landlord.

5.        Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Project. No animals or birds shall be brought or kept in or about the Project.

6.        Landlord shall have the right to prohibit any advertising on or in the premises by Tenant which, in Landlord's opinion, tends to impair the reputation of the Project or its desirability for offices and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

7.        Tenant shall not place, or cause or allow to be placed, any sign, placard, picture, advertisement, notice or lettering whatsoever, in, about or on the exterior of the Premises, Building or Project except in and at such places as may be designated by Landlord and consented to by Landlord in writing. Any such sign, placard, advertisement, picture, notice or lettering so placed may be removed by Landlord without notice to and at the expense of Tenant. All lettering and graphics on corridor doors shall conform to the Building Standard prescribed by Landlord. No trademark except those belonging to Tenant shall be displayed in any event

8.        Canvasging, soliciting or peddling in the Building and/or Project is prohibited and Tenant shall cooperate to prevent same.

9.        Landlord shall have the right to exclude any person from the Project other than during customary business hours as set forth in the Lease, and any person in the Project will be subject to identification by employees and agents of Landlord. All persons in or entering the Project shall be required to comply with the security policies of the Project If Tenant desires any additional security service for the Premises, Tenant shall have the right (with the advance written consent of Landlord) to obtain such additional service at Tenant's sole cost and expense. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Project of any person. In case of invasion, mob, riot or public excitement, the Landlord reserves the right to prevent access to the Project during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Project and property or persons therein.

10.         Only workmen employed, designated or approved by Landlord may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done in or on the Premises.

11.       Tenant shall not do any cooking or conduct any restaurant, luncheonette, automat or cafeteria for the sale or service of food or beverages to its employees or to others, or permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord and only under regulations fixed by Landlord. Tenant may, however, operate a coffee bar by and for its employees.

12.       Tenant shall not bring or permit to be brought or kept in or on the Premises or Project any inflammable, combustible, corrosive, caustic, poisonous, or explosive substance, or cause or permit any odors to permeate in or emanate from the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of light, radiation, magnetism, noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Project.

13.        Tenant shall not mark, paint, drill into, or in any way deface any part of the Project or the Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.

14.        No additional locks or bolts of any kind shall be placed an any door in the Project or the Premises and no lock on any door therein shall be changed or altered in any respect. Landlord shall furnish keys in the number determined in section 7.04 for each lock on exterior doors to the Premises and shall, on Tenants request and at Tenants expense, provide additional duplicate keys. Tenant shall not make duplicate keys. All keys shall be returned to Landlord upon the termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

15.        Tenant shall give immediate notice to Landlord in case of theft, unauthorized solicitation or accident in the Premises or in the Project or of defects therein or in any fixtures or equipment, or of any known emergency in the Project.

16.        Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others without Landlord's prior permission.

17.        Tenant shall not use or permit any portion of the Premises to be used as an office for a public stenographer or typist, offset printing, the sale of liquor or tobacco, a barber or manicure shop, an employment bureau, a labor union office, a doctor's or dentists office, a dance or music studio, any type of school, or for any use other than those specifically granted in this Lease.

18.        Tenant shall not advertise for laborers giving the Premises as an address, nor pay such laborers at a location in the Premises.

19.        The requirements of Tenant will be attended to only upon application at the office of Landlord in the Building or at such other address as maybe designated by Landlord in the Lease. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

20.        Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical and electrical equipment belonging t&Tenant which cause noise, vibration, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure or other portions of the Project or to the Premises to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Project shall be placed and maintained by Tenant, at Tenant's expense in settings of cork, rubber, spring type, or other vibration eliminators sufficient to eliminate noise or vibration.

21.        No awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Premises within the Building may be installed by Tenant.

22.        Tenant shall not place, install or operate within the Premises or any other part of the Project any engine, stove, or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

23.        No portion of the Premises or any other part of the Project shall at any time be used or occupied as sleeping or lodging quarters.

24.        Tenant shall at all times keep the Premises neat and orderly.

25.        The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who or whose employees or invitees shall have caused it.

26.        Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Project.

27.        Normal business hours shall be deemed to be 7:00 am. through 7:00 p.m. on weekdays and 7:00 am. through 1:00 p.m. on Saturdays, exclusive of holidays. Holidays shall, for purposes of this Lease, be deemed to be New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

28.        Landlord reserves the right, without the approval of Tenant, to rescind, add to and amend any rules or regulations, to add new rules or regulations, and to waive any rules or regulations with respect to any tenant or tenants.

EXHIBIT "G"
SPECIAL PROVISIONS

Notwithstanding anything contained elsewhere herein:

1.  BASE RENT SCHEDULE:

Pursuant to the terms outlined in 1.01. INTRODUCTORY PROVISIONS AND DEFINITIONS Item (f) Base Rent of the Lease, the Base Rent shall be paid as follows:

Time Period	# Months	Rate/RSF	Rent/Month	Total Rent
03/01/07 - 06/30/07	4	$0.00	$0.00	$0.00
07/01/07 - 08/31/08	14	$10.00	$12,057.50	$168,805.00
09/01/08 - 02/28/11	30	$15.00	$18,086.25	$542,587.50
03/01/11 - 02/28/12	12	$15.75	$18,990.56	$227,886.74
03/01/12 - 02/28/14	24	$16.25	$19,593.44	$470,242.48

2. TENANT ALLOWANCE:

Landlord shall grant Tenant an allowance not to exceed $16.00 per square foot of NRA (14,469) totaling $231,504.00 for building standard leasehold improvements.

3.  RIGHT OF FIRST REFUSAL

As long as Tenant is not in default and Tenant has not been in monetary default two (2) times during the term then Tenant shall have an ongoing of first refusal ("ROFR") to lease available space in the building; provided, however, that Landlord shall be obligated and entitled to comply with any rights of existing tenants. Tenant's right of first refusal may be exercised only upon Landlord's presentation to Tenant of a third party's offer (Offer") to lease ROFR space containing the relevant terms satisfactory to Landlord, Upon receipt of such Offer, Tenant shall have three (3) days in which to accept or reject said Offer (a failure to respond within said period shall be deemed a rejection).

Should Tenant reject said Offer, Landlord shall be relieved of any further rights of first offer; should Tenant accept said Offer, Landlord will within five (5) business days, prepare an amendment to the Lease (the "Amendment') reflecting the third party's terms and Tenant will execute the Amendment within ten (10) days following the receipt of such Amendment. The commencement date of the ROFR space shall be the earlier of (i) the third party's commencement date or (ii) thirty (30) days after the execution of the Amendment.

This ROFR shall (a) A subject to the Landlord's approval of Tenant's current financial conditions of Tenant being that of the same or better quality as of the date of the signing of the Lease and (b) shall not be valid if Tenant has subleased or assigned any portion of the Leased Premises,

The rental rate on ROFR space shall be as follows:

$15.50 / ref / year if the Tenant leases any ROFR space within the first two (2) years of the Lease Term.

$16.25 rsf / year if Tenant lease any ROFR space after the end of the second year of the Lease Term.

In the event the Tenant leases any ROFR space after the 3rd year of the Lease Term, Tenant must extend the Term of the Lease on all of the Leased Premises, effective on the commencement date of the FOFR space, for four (4) additional years.

4.   RENEWAL OPTIONS:
As long as Tenant is not in default and Tenant has not been in monetary default two (2) or more times during the term then Tenant shall have one (1) renewal option and shall be for five (5) years. Tenant shall exercise said renewal option no earlier than nine (9) months prior to the then current expiration date and the renewal rent shall be the prevailing Fair Market Value Rental Rate.

FAIR MARKET VALUE RENTAL RATE: For the purposes of definition in this Lease document, Fair Market Value Rental Rate shall have the following meaning:

With respect to the Renewal Option contained herein, the applicable "Fair Market Value Rental Rate" shall be that rate charged for space of comparable size and condition in comparable office buildings in the area in which the Building is located, taking into consideration the location, quality and age of the building, floor level, extent of leasehold improvements (existing or to be provided), term of lease, extent of services to be provided, distinction between "gross" and net lease, base year or other amount allowed by Landlord for payment of building operating expenses (expense stop), the time the particular rental under consideration became or is to become effective, or any other relevant term or condition.

5.       After Hours Cost of HVAC

The cost to Tenant of after hours HVAC is currently $25.00 per hour. If actual cost exceeds $25.00 the Landlord may increase the cost per hour to landlords actual cost as long as the Landlord notifies Tenant at lease two (2) weeks prior to changing the electricity rate for after hours use by Tenant.

6.       Storage

Landlord shall provide the storage space underneath the up ramp in the lower level of the parking garage to Tenant at no additional cost.

FIRST AMENDMENT TO OFFICE LEASE

This First Amendment to Office Lease ("First Amendment") is made and entered into on this 22nd day of January, 2008, by and between Jim R. Smith Interest ("Landlord") and TMIRS Enterprises, Ltd dbla TaxMasters ("Tenant").

RECITALS:

Landlord and Tenant entered into that certain Office Lease effective as of the 21st day of December, 2006, "Original Lease Agreement" covering approximately 14,469 square feet of space located on the 3rd and 4th floor of the building known as Suite 400 located at 900 Town & Country Street ("Building"), Houston, Texas ("Original Leased Premises").

Now, therefore, for and in this Consideration of mutual covenants set out in this First Amendment, Landlord and Tenant agree to extend and modify this Lease as follows:

1.  Premises: Tenant shall expand the Original Leased Premises by approximately 5,086 rentable square feet on the 3rd floor of the Building as shown on Exhibit A attached hereto ("Expansion Premises").

2.  Term: The Term for the Expansion Space shall commence on May 1, 2008. The expiration date for the Expansion Space shall be May 31, 2014 ("Expiration Date").

3.  Rental Rate:The Rental Rate for the Expansion Space shall be paid in monthly installments as set forth below:

Time Period	Rate/RSF	Rent/Month
05/01/08-05/31/2014	$15.50	$6,569.42

4.  Operating Expense Reimbursements. Tenant's Proportionate Share shall be increased to 17.903% to reflect the increase in square footage, Tenant's reimbursement of Operating Expenses for the Expansion Space shall be based on the calendar year 2007.

5.  Leasehold Improvements: Landlord shall tender and Tenant shall accept the Expansion Space in "AS-IS" CONDITION, with all FAULTS, and without any warranty, express, implied, or statutory (including implied warranties of habitability, suitability, condition, and fitness for a particular purpose, all of which are hereby disclaimed).

Landlord shall provide a tenant improvement allowance equal to $13.71 I rsf ("Allowance"). Any cost incurred that exceeds the Allowance shall be paid for by Tenant within thirty (30) days after receipt of an invoice from the Landlord. It is mutually agreed that the Landlord will not charge a construction management fee to manage the construction of the Tenant Improvements.

6.  Parking:Tenant shall be granted an additional nineteen (19) parking spaces.

Except as expressly modified by this Amendment, the Leases continues in full force and effect as originally executed and delivered.

This Amendment is binding upon and insures to the benefit of Landlord and Tenant and their respective successors and assigns.

Executed as of the dates set out below:

TENANT:	LANDLORD:
TMIRS Enterprises, Ltd	JIM R. SMITH INTEREST
db/a TaxMasters

BY: /s/ Patrick Cox	By: /s/ Jim R. Smith
Patrick Cox, President	NAME: Jim R. Smith
TITLE: Owner
DATE: 1/22/08

TENANT ACCEPTANCE LETTER

TMIRS Enterprises, Ltd. dba Tax Masters
900 Town & Country, Suite 400
Houston, Texas 77024

Re:   Building Lease (the "Lease") dated as of December 21, 2006 between Jim R. Smith Interest ("Landlord") and TMIRS Enterprises, Ltd. dba Tax Masters ("Tenant")

Premises:    Suite 400 & portion of 3"1 floor totaling 14,469 square feet
900 Town & Country
Houston, Texas 77024

Dear Mr. Cox:

This letter shall serve as certification and notification of commencement and expiration of the above referenced Lease Agreement.

Landlord will have substantially completed the leasehold improvements, alterations or modifications to the premises on the fourth floor in accordance with the Lease Agreement by May 15, 2007. Work is in process for the third floor. An additional acceptance letter will be drafted when that space is complete.

Tenant will take possession of the Premises on May 18, 2007.

The Commencement Date and Expiration Date, is defined as follows:

Commencement Date: May 18, 2007
Expiration Date: May 17, 2014

The obligation to commence the payment of rent commenced or will commence on
October 1, 2007

There are no offsets or credits against Base Rent or Additional Rent, nor has any Base Rent or Additional Rent been prepaid except as provided pursuant to the terms of the Lease.

Please acknowledge your agfeement with the reaffirmed commencement and expiration dates by signing below and returning this letter to our office.

Sincerely,

Tonna Maloy, Property Manager
Accepted:

TMIRS Ente Ltd. dba Tax Masters
By: /s/ Patrick Cox
Title: President

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement ("Second Amendment") is made and entered into thi3 31st day of March 2008 ("Effective Date"), by and between Jim R. Smith Interest ("Landlord") and T IRS Enterprises, Ltd. d/b/a TaxMasters ("Tenant").

RECITALS:

A. Landlord and Tenant entered into that certain Lease Agreement effective as of the 21st day of December, 2006, covering approximately 14,469 square feet of space (the "original premises") located on the 3rd and 4th floor of the building known as Suite 400, located at 900 Town & Country Street ("Building"), Houston, Texas 77024 and entered into the First Amendment to Office lease effective as of the 22nd day of January, 2008, covering approximately 5,086 square feet of space (the "first expansion premises") located on the 3rd floor of the building.

NOW, THEREFORE, for and in this consideration of the mutual covenants set out in this Amendment, Landlord and Tenant agree as follows:

1.
Area: Approximately 392 rentable square feet (RSF) of area (the "second expansion premises") located on level 3 as shown on Exhibit A attached hereto shall be added to the leased premises making the total net RSF 19,947 (including the original premises, the first expansion premises and the second expansion premises). Fourth floor square footage of 13,126 shall be referred to as Suite 400, third floor square footage of 1,343 shall be referred to as Suite 335, third floor Square footage of 4,957 shall be referred to as Suite 330, third floor square footage of 129 shall be referred to as Suite 305, and the third floor square footage of 392 shall be referred to as Suite 301.

2.	Term: The term for the Lease of the second expansion premises shall commence on May 1, 2008 and expire on May 31, 2014.

3.	Rental Rate: The rental rate for the second expansion premises shall be paid in monthly installments as set forth below:

Period	Annual Rate / RSF	Rent / Month

May 1, 2008 - May 31, 2014	$15.50	$506.33

4.
Operating Expense Reimbursements: Tenant's Proportionate Share shall be increased to 37% to reflect the increase in square footage (including the original premises, the first expansion premises and the second expansion premises). Tenant's reimbursement of Operating Expenses for the second expansion premises shall be based on the Calendar Year 2007.

5.
Leasehold Improvements:Landlord shall tender and Tenant shall accept the second expansion premises in "As-Is" condition, with all FAULTS, and without any warranty, express, implied, or statutory (including implied warranties of habitability, suitability, condition, and fitness for a particular purpose, all of which are hereby disclaimed).

Landlord shall provide tenant improvement allowance equal to $13.71 / rsf of area contained in the second expansion premises ("Allowance"). Any cost incurred that exceeds the Allowance shall be paid for by Tenant within thirty (30) days after receipt of an invoice from the Landlord.

It is mutually agreed that the Landlord will not charge a construction management fee to manage the construction of the Tenant Improvements.

6.	Parking: Tenant shall be granted one (I) additional parking unreserved space and two (2) additional reserved parking spaces for a total of 69 unreserved parking spaces and 8 reserved parking spaces.

7.
Ratification of Lease: Except as and to the extent amended by this First Amendment, the Lease and all of the terms, conditions and provisions thereof are hereby ratified and shall in all respects remain unmodified, unchanged and in full force and effect.

8.
Entire Agreement. This First Amendment, in conjunction with the Lease, constitutes the entire agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes all oral and written agreements and understandings made and entered into by the parties prior to the date hereof.

9.	Multiple Counterparts. This Second Amendment may be executed in multiple counterparts, all of which, when taken together, shall constitute one and the same instrument.

IN TESTIMONY WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

TENANT:	LANDLORD:

TMIRS Enterprises, Ltd d/b/a TaxMasters	JIM R. SMITH INTEREST

BY: /s/ Patrick Cox	By: /s/ Jim R. Smith
Patrick Cox	Jim R. Smith

TITLE: President	TITLE: Landlord

DATE: 4/2/08	DATE: 4/2/08